Contract #3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

This TRANSPORTATION SERVICE AGREEMENT, hereinafter referred to as "Agreement," is made and entered into by and between CenterPoint Energy - Mississippi River Transmission, LLC, a Delaware limited liability company, hereinafter called "MRT," and Laclede Gas Company, a Missouri Corporation, hereinafter called "Customer."

In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided.

1)	TERM

Effective Date: Originally May 1, 2002, as amended and restated effective August 1, 2013

Primary Term End Date:
MDQ #1: July 31, 2016
MDQ #2: July 31, 2015
Evergreen/Term Extension?     Yes

This Agreement shall become effective as of August 1, 2013, and shall continue for applicable primary terms described above; provided, however, this Agreement (and the respective MDQs) shall continue to be in effect from year to year thereafter unless and until terminated by either MRT or Customer by written notice, or electronically via the Internet as permitted or required by MRT, to the other delivered at least 12 months prior to the applicable term end date for each MDQ specified above.

2)	QUANTITIES

Maximum Daily Quantities: MDQ #1    223,089_Dth/D
MDQ #2 437,240_Dth/D

Rate Zone Capacities: See Exhibit A

3)	RECEIPT AND DELIVERY POINTS

See Exhibit A

4)	RATE

Service hereunder shall be provided pursuant to Rate Schedule FTS. Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, as on file and in effect from time to time (“Tariff”), for services rendered hereunder, unless otherwise agreed (either in writing or electronically via the Internet as required by MRT) by MRT and Customer in an Exhibit B, or other format provided for in MRT's Tariff, in effect during the term of this Agreement, or in a capacity release award.

5)	ADDRESSES

For Notices to Customer:	For Bills to Customer:
Laclede Gas Company	Laclede Gas Company
Attn: Mark C. Darrell	Attn: Gas Accounting
720 Olive Street	720 Olive Street, 13th Floor
St. Louis, MO 63101	St. Louis, MO 63101
Telephone: 314-342-0520	Telephone: (314) 658-8465
Facsimile: (314) 421-1979	Facsimile: (314) 658-8466
E-Mail: Mark.Darrell@TheLacledeGroup.com

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
(continued)

MRT's wire transfer information and addresses for notices and payments shall be located on MRT's Internet Web Site.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

CENTERPOINT ENERGY - MISSISSIPPI RIVER	LACLEDE GAS COMPANY
TRANSMISSION, LLC

By: /s/ Michael C. Stoll	By: /s/ Steven F. Mathews
Name: Michael C. Stoll	Name: Steven F. Mathews
Title: Division VP Marketing MRT	Title: VP Gas Operations
Date: July 29, 2013	Date: July 30, 2013

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

GENERAL TERMS AND CONDITIONS

1)
Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for transportation hereunder. In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided. Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2)
Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3)
In accordance with the terms and conditions of Section 17 of the General Terms and Conditions (“GT&C”) of MRT's Tariff, if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the GT&C. If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4)	Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT's Tariff. Customer will provide Fuel Use and LUFG.

5)
This Agreement shall be subject to the provisions of the applicable rate schedule as well as the GT&C, and such provisions are incorporated herein by this reference. Any curtailment of transportation service hereunder shall be in accordance with the priorities set out in MRT's GT&C. To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6)
MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the GT&C, in accordance with the Natural Gas Act or other applicable law. In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement. Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or GT&C, or to propose, file, and make effective superseding rate schedules and/or GT&C, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

7)
Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent quantities at the Delivery Points described herein which excludes a quantity of gas for Fuel Use and LUFG. A maximum delivery point quantity is also specified for each MRT delivery point. For firm service, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate. For firm service, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8)
For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the GT&C of MRT's Tariff. Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

GENERAL TERMS AND CONDITIONS
(continued)

9)
Except as provided in this paragraph, this Agreement shall not be assigned by Customer in whole or in part without MRT's prior written or electronic consent, which consent shall not be unreasonably withheld. Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate schedule and the GT&C of MRT's tariff. Additionally, Customer may request that MRT consent to Customer's assignment of this Agreement, in whole, to an entity affiliated with Customer. For firm contracts, MRT will only consent to assignment of the contract to a Customer's affiliate, subject to the assignee's satisfaction of the criteria in Section 5.4(k), GT&C, in the situation in which, after Customer obtains the contract, a corporate reorganization results in a transfer to an affiliate of the function for which the capacity was obtained. Any entity that succeeds by purchase, merger, consolidation or otherwise to the properties of Customer, substantially as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement. In addition to all other rights and remedies, MRT may terminate the Agreement immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

10)
Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as delivered when hand-delivered or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, in writing, of a change in its address). Additionally, notices shall be considered as delivered, if received, when sent via facsimile or through other electronic means.

11)
Each party shall notify the other in writing of the name, address, telephone number, telecopy number and e-mail address of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

12)
This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement is reduced to writing or, if MRT permits or requires, otherwise memorialized via electronic means, and executed by authorized representatives of the parties. No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

13)
THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

14)	For firm service, Exhibit(s) A attached hereto is incorporated into this Agreement in its entirety.

15)	This Agreement amends and restates the Service Agreement dated March 18, 2008 between the parties hereto.

16)
Pursuant to Section 15.10, GT&C of MRT's Tariff, the parties have agreed to consolidate FTS Contract Nos. 5536,5537 and 5538 herewith in connection with an extension of the term with respect to part of the capacity previously committed under the consolidated Agreements.

17)
Pursuant to Section 15.3, GT&C of MRTs Tariff, the parties agree that for each MDQ listed in Section 2, Quantities above, Customer shall have a Right of First Refusal (“ROFR”). If Customer chooses to exercise its ROFR, it shall do so by following the procedures applicable to the exercise of a ROFR provided for in MRT's Tariff.

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

GENERAL TERMS AND CONDITIONS
(continued)

18)
Pursuant to Section 5.1(a), Rate Schedule NNT, of MRT's Tariff, if after August 1, 2013 a firm customer of Customer (“Bypassing Customer”) directly connects with MRT and terminates its customer relationship with Customer, Customer shall have the right to reduce its MDQ, with corresponding reductions in other applicable MRT contract entitlements, upon written notice to MRT. The parties intend that the amount of the reduction is to reflect the amount of capacity that Customer had reserved under this Agreement to serve on a firm basis those requirements of the Bypassing Customer that were being served on Customer's system on August 1, 2013, whether or not those requirements as of August 1, 2013, were those of the Bypassing Customer or of a predecessor customer of Customer. The amount of the MDQ reduction may be determined in one of two ways. Customer may provide an affidavit to MRT setting out the Bypassing Customer's contract demand on Customer for the contract year in which the bypass is to take place and the average of that contract demand and the Bypassing Customer's contract demands on Customer for the two preceding contract years. If Customer provides such an affidavit, the amount of the MDQ reduction shall equal the amount designated by Customer up to the greater of (1) the Bypassing Customer's average contract demand amount set out in Customer's affidavit or (2) the Bypassing Customer's contract demand on Customer for the contract year in which the bypass is to take place. Alternatively, if Customer proposes an MDQ reduction greater than the maximum amount described in the preceding sentence Customer shall provide MRT with the proposed amount of the MDQ reduction and the basis for that amount. MRT's agreement to the amount of the MDQ reduction proposed by Customer under this alternative shall not be withheld unreasonably. This right to reduce MDQ can be exercised up to thirty (30) days after service commences to the Bypassing Customer over its direct connection with MRT as follows: the MDQ reduction will be effective the latest of (1) the first day of the second calendar month (a) after such service commences or (b) after exercise by Customer of its right or (2) the first day of the month after the termination of the Bypassing Customer's customer relationship with Customer. Nothing contained in this paragraph 18 shall preclude Customer from claiming and exercising any additional rights to reduce MDQ available to bypassed LDCs under the policies promulgated by the FERC (see. e.g., Williams Natural Gas Company, 81 FERC ¶61,301 (1997) at 62,412), as modified or amended from time to time.

19)
Pursuant to Section 5.1(b), Rate Schedule NNT, of MRT's Tariff, if Customer unbundles its combined sales and distribution services for its local distribution system pursuant to an order of any governing authority having jurisdiction (“Unbundling”), Customer and MRT shall cooperate through reasonable means in an effort to implement the Unbundling in a manner that is fair to both parties. Among other opportunities for cooperation that may arise at the time to effectuate the ordered Unbundling in a reasonable manner, Customer and MRT will work together to assign to the appropriate entities, using the tariff capacity release procedures (or such other mechanisms as may be available at the time), capacity held by Customer under this Agreement to serve the customers whose services are being unbundled. Revenues received by MRT from replacement shippers attributable to demand or reservation charge payments for such released capacity shall be credited to Customer, in accordance with the Tariff, to the extent of the demand or reservation charge obligation that Customer may have with respect to such capacity. With respect to the MRT capacity retained by Customer, if any, after the parties have cooperated to implement Unbundling as set out above, Customer will continue to have those rights relating to bypass set out in the preceding paragraph.

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT A

Primary Path(s) for MDQ #1

From:	To:
#808527 CEGT Waskom	#91030 MOGAS Pipeline
#12817 Trunkline Gas Company	#805526 Laclede Gas Aggregate

Line Capacities
West	75,968 Dth/d
Pursuant to Section 8.2 (b) (iii), GT&C of MRT's Tariff, on any given day the Customer is entitled to the greater of 75,968 Dth or 74.47% of available West
Line Capacity.
South Field Main	174,194 Dth/d
North Field Main	143,089 Dth/d
Market East	80,000 Dth/d

Line Priority
South Field/West	75,968 Dth/d
South Field/Main	174,194 Dth/d
North Field/Main	143,089 Dth/d
Market/East	80,000 Dth/d

Rate Zone Capacities
South Field	174,194 Dth/d
North Field	143,089 Dth/d
Market	223,089 Dth/d

Primary Path(s) for MDQ #2

From:	To:
#805607 Storage	#91030 MOGAS Pipeline
#12817 Trunkline Gas Company	#805526 Laclede Gas Aggregate

Line Capacities
West	0 Dth/d
South Field Main	209,032 Dth/d
North Field Main	347,240 Dth/d
Market East	90,000 Dth/d

Line Priority
South Field/West	0 Dth/d
South Field/Main	209,032 Dth/d
North Field/Main	347,240 Dth/d
Market/East	90,000 Dth/d

Rate Zone Capacities
South Field	209,032 Dth/d
North Field	347,240 Dth/d
Market	437,240 Dth/d

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT A
(continued)

PRIMARY RECEIPT POINTS AND PRIMARY DELIVERY POINTS FOR MDQ #1

Primary Receipt Points	Maximum Quantity*	Primary Delivery Points	Maximum Quantity*
CEGT Glendale		Laclede Gas Aggregate
#805547	49,032 Dth/d	#805526	195,000 Dth/d

Trunkline Gas Company		MOGAS Pipeline
#12817	80,000 Dth/d	#91030	28,089 Dth/d

Texas Gas Boardwalk
#90722	10,530 Dth/d

CEGT Perryville
#12993	7,559 Dth/d

CEGT Waskom
#808527	39,527 Dthj/d

Sligo
#90386	36,441 Dth/d

Storage
#805607	174,194 Dth/d

PRIMARY RECEIPT POINTS AND PRIMARY DELIVERY POINTS FOR MDQ #2

Primary Receipt Points	Maximum Quantity*	Primary Delivery Points	Maximum Quantity*
CEGT Glendale		Laclede Gas Aggregate
#805547	134,940 Dth/d	#805526	423,829 Dth/d

Trunkline Gas Company		MOGAS Pipeline
#12817	40,928 Dth/d	#91030	13,411 Dth/d

Gulf South
#90496	135,000 Dth/d

Ozark
#90523	21,800 Dth/d

NGPL Shattuc/Clinton
#805588	49,072 Dthj/d

Texas Gas Boardwalk
#90722	55,500 Dth/d

Storage
#805607	209,032 Dth/d

* On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the Maximum Daily Quantities set forth in this Agreement.

Contract # 3310
AMENDED AND RESTATED
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT A
(continued)

CENTERPOINT ENERGY - MISSISSIPPI RIVER	LACLEDE GAS COMPANY
TRANSMISSION, LLC

By: /s/ Michael C. Stoll	By: /s/ Steven F. Mathews
Name: Michael C. Stoll	Name: Steven F. Mathews
Title: Division VP Marketing MRT	Title: VP Gas Operations
Date: July 29, 2013	Date: July 30, 2013

EFFECTIVE August 1, 2013, SUPERSEDES EXHIBIT A DATED March 18, 2008